EXHIBIT 99.1 NEWS RELEASE
INVESTOR RELATIONS CONTACTS:
J. Eric Bjornholt – CFO	(480) 792-7804
Gordon Parnell – Vice President of Business Development
and Investor Relations	(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS
FOR THIRD QUARTER FISCAL YEAR 2009
AND QUARTERLY CASH DIVIDEND

•	Net sales of $192.2 million, down 28.8% sequentially and down 23.9% over the year ago quarter

•	On a GAAP basis:

•	Gross margin of 54.5%; operating margin of 21.1%; net income of $73.2 million or 38.1% of sales; EPS of 40 cents per diluted share

•	On a non-GAAP basis:

•	Gross margin of 55.2%; operating margin of 25.8%; net income of $41.2 million or 21.4% of sales; EPS of 23 cents per diluted share

•	Quarter-over-quarter reduction of operating expenses of $14.0 million, or 19.9%

•	Maintained dividend at 33.9 cents per share

CHANDLER, Arizona – January 29, 2009 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, today reported results for the three months ended December 31, 2008.  Net sales for the third quarter of fiscal 2009 were $192.2 million, down 28.8% sequentially from net sales of $269.7 million in the immediately preceding quarter, and down 23.9% from net sales of $252.6 million in the prior year’s third quarter.  GAAP earnings per diluted share for the third quarter of fiscal 2009 were 40 cents, down 2.3% from GAAP earnings per diluted share of 41 cents in the immediately preceding quarter, and up 4.9% from GAAP earnings per diluted share of 38 cents in the prior year’s third quarter.

Non-GAAP earnings per diluted share for the third quarter of fiscal 2009 were 23 cents, down 49.5% from non-GAAP earnings per diluted share of 45 cents in the immediately preceding quarter, and down 41.5% from non-GAAP earnings per diluted share of 39 cents in the prior year’s third quarter.  Non-GAAP results exclude a favorable settlement with the IRS, a favorable adjustment to tax reserves based on a clarification of tax regulations announced by the IRS, the retroactive reinstatement of the R&D tax credit, a loss on trading securities, the effect of share-based compensation and the impacts of the acquisition of Hampshire Company.  A reconciliation of non-GAAP and GAAP results is included in this press release.

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Microchip Technology Incorporated 2355 West Chandler Blvd.  Chandler, AZ 85224-6199   Main Office 480•792•7200  FAX 480•899•9210

Microchip Technology
Reports Third Quarter
Fiscal Year 2009 Results

Microchip also announced today that its Board of Directors has declared a quarterly cash dividend on its common stock of 33.9 cents per share.  The quarterly dividend is payable on February 27, 2009 to stockholders of record on February 13, 2009.  Microchip initiated quarterly cash dividend payments in the third quarter of fiscal 2003.

“General economic and semiconductor industry conditions continued to decline during the December quarter,” said Steve Sanghi, Microchip’s President and CEO.  “Our December earnings results are reflective of these conditions, and we have taken actions to moderate expense levels and adjust our capacity.  We have instituted pay cuts for all of our employees worldwide, and we are substantially reducing or eliminating discretionary expenses.  We were able to reduce non-GAAP operating expenses in the quarter ended December 31, 2008 by $14 million, or 20%, over the operating expenses in the quarter ended September 30, 2008.”

“We are continuing actions to reduce production levels in our wafer fabrication facilities in the U.S. and our assembly and test facility in Thailand to moderate inventory growth.  We are lowering our production levels by about 40% in the March quarter from peak levels in the September 2008 quarter.  We are charging the underutilization to cost of goods sold to reflect lower than normal production levels.  We are also implementing various other actions to further reduce operating expenses,” continued Mr. Sanghi.

“We are positioning Microchip to emerge from this economic downturn stronger than our competition by maintaining our focus on product and technology development activities, demand creation initiatives and driving internal efficiencies.  We believe that we will continue to expand our market share in our strategic product lines through our focus on design win opportunities and new product introductions,” Mr. Sanghi continued.

“Our 16-bit product line revenue was only down 7 percent sequentially and was up 28% from a year ago, which we find encouraging given the depth of the current downturn,” said Ganesh Moorthy, Executive Vice President.  “The number of volume customers in 16-bit continued to grow even in the current environment, and we continue to gain market share and traction in this strategic product line.”

Mr. Eric Bjornholt, Microchip’s Chief Financial Officer, said, “Inventory levels on Microchip’s balance sheet grew to 143 days at the end of December compared to 110 days at the end of the September quarter.  Deferred income on shipments to distributors fell by $5.1 million in the December quarter while days of inventory in the distribution channel increased from 35 days to 41 days.  Despite our actions to reduce our production levels, demand fell so significantly that we were unable to prevent the increase in days of inventory.  We are taking actions that over time should adjust our inventory levels to be more in line with our recent history.”

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Microchip Technology
Reports Third Quarter
Fiscal Year 2009 Results

Mr. Sanghi concluded, “In light of the unprecedented global economic conditions and limited visibility, Microchip is not providing revenue guidance at this time.  However, for our internal activities, we are planning revenue for the quarter ending March 31, 2009 to be approximately $173 million.”

Microchip’s Recent Highlights:

•
During the quarter, Microchip shipped 32,799 new development systems, demonstrating the continued strong interest in Microchip’s products.  The total cumulative number of development systems shipped now stands at 735,802.

•
Adding to its world-class development systems portfolio, Microchip announced the MPLAB® ICD 3 in-circuit debugger—a cost-effective, high-speed development tool that supports in-circuit programming and debugging of Microchip’s Flash-based 8-bit PIC® microcontrollers (MCUs), and its entire line of 16- and 32-bit MCUs and 16-bit dsPIC® Digital Signal Controllers (DSCs).  Additionally, the new PICkit™ 3 Debug Express kit overcomes the cost and complexity barriers to enter the world of code development and embedded programming, at a very cost-effective price point of $69.99.

•
Building upon the success of its popular 8-bit Mid-range core microcontrollers, Microchip announced that it has developed an enhanced core to provide additional performance, while maintaining compatibility with existing Mid-range products for true product migration.  The enhancements provide users with a boost in performance of up to 50% and code-size reductions of up to 40% for various algorithms and functions.

•
Microchip announced the world’s first Inductive Touch-Sensing Technology solution, which enables touch sensing capability through a front panel, such as plastic, stainless steel or aluminum, as well as through gloves and on surfaces that contain liquids.  With this new technology, Microchip allows designers to integrate inductive touch-sensing functionality with their existing application code in a single standard 8-, 16- or 32-bit PIC MCU or 16-bit dsPIC DSC, thus reducing total system costs.

•
The Company introduced its new MCP3422/3/4 low-power, high-resolution Delta-Sigma Analog-to-Digital Converters which provide 18-bits of resolution and consume only 135 micro Amperes at 3V continuous conversion.

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Microchip Technology
Reports Third Quarter
Fiscal Year 2009 Results

•
Microchip announced a new MCP9509/10 low-power, resistor-programmable, logic-output temperature switches, which have a threshold that can be programmed with a single external resistor.  This means designers can now stock one device for measuring multiple temperature points by varying the external resistance value.

•
The Company also introduced a family of serial EEPROM devices with built-in EUI-48™ and EUI-64™ compatible MAC addresses.  Designed to work on standard busses, such as SPI, I2C™ and the UNI/O® bus, the devices provide easy and inexpensive access to MAC addresses, and feature up to 1.5 Kb of EEPROM that can be used for storing configuration and user settings, or as a scratch-pad area for buffering small amounts of data.

Fourth Quarter Fiscal 2009 Outlook:

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.

•
In light of the highly uncertain global economic conditions and limited visibility, Microchip is not providing revenue guidance at this time.  However, for our internal activities, we are planning revenue for the quarter ending March 31, 2009 to be approximately $173 million.  All financial information provided below is based on this internal revenue plan of approximately $173 million.

•
The internal plan for gross margin for the quarter ending March 31, 2009 is about 49% on a GAAP basis, and about 50% on a non-GAAP basis, prior to the effect of share-based compensation and the amortization of acquisition related intangibles.  This reduction in gross margin is primarily because of underutilization of our manufacturing facilities being charged to cost of goods sold in the quarter ending March 31, 2009.  Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; pricing pressures in our non-proprietary product lines; and competitive and economic conditions.

•
The operating expense plan for the quarter ending March 31, 2009 is for operating expenses to be moderately down in dollars from the levels in the December 2008 quarter.  Operating expenses fluctuate over time, primarily due to revenue and profit levels.

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Microchip Technology
Reports Third Quarter
Fiscal Year 2009 Results

•	The tax rate on a GAAP and non-GAAP basis for the quarter ending March 31, 2009 is expected to be approximately 14% to 16%.

•
The internal plan for earnings per diluted share for the quarter ending March 31, 2009 is approximately 9 to 11 cents on a GAAP basis.  The company currently has investments in trading securities that are subject to mark-to-market considerations.  We have assumed zero gain or loss on such securities for the internal target for GAAP EPS.  The plan for earnings per share on a non-GAAP basis is approximately 13 to 15 cents, excluding the effect of share-based compensation expense, acquisition-related charges and any mark-to-market adjustment on the value of trading securities owned.

•
The plan for capital expenditures for the quarter ending March 31, 2009 is approximately $15 million, predominantly consisting of previously committed capital to complete the building expansion in our Thailand factory.  Capital expenditures for fiscal year 2009 are expected to be approximately $106 million.  The current internal plan for capital for all of fiscal year 2010 is approximately $15 million.

•
Microchip’s Board of Directors authorized a stock buy back of up to 10.0 million shares in December 2007.  At December 31, 2008, approximately 2.5 million shares remained available for purchase under this program.  Future purchases will depend upon market conditions, interest rates and corporate considerations.

Use of Non-GAAP Financial Measures:

SFAS 123(R) requires us to estimate the cost of certain forms of share-based compensation, including employee stock options and restricted stock units under our employee stock purchase plan (ESPP Plan), and to record a commensurate expense in our income statement.  Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by market forces that are difficult to predict and are not within the control of management, such as the price of our common stock.  Our loss on trading securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management.  The non-GAAP adjustments related to the impact of the acquisition of Hampshire Company are non-cash expenses related to such transaction.  Our sale of Fab 3 in Puyallup, Washington, our favorable settlement with the IRS, the favorable adjustment to tax reserves based on a clarification of tax regulations announced by the IRS and the retroactive reinstatement of the R&D tax credit, are one-time events in our business.  Accordingly, management excludes all of these items from its internal operating forecasts and models.

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Microchip Technology
Reports Third Quarter
Fiscal Year 2009 Results

We are using non-GAAP gross profit, non-GAAP research and development expenses, non-GAAP selling, general and administration expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, which exclude a favorable settlement with the IRS, a favorable adjustment to tax reserves based on a clarification of tax regulations announced by the IRS, the retroactive reinstatement of the R&D tax credit, a loss on trading securities, the effect of share-based compensation, the impacts of the acquisition of Hampshire Company and our sale of Fab 3 in the second quarter of fiscal 2008, to permit additional analysis of our performance.  Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods.  Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our true operating costs.  Management uses these non-GAAP measures to manage and assess the profitability of its business.  Specifically, we do not consider such items when developing and monitoring our budgets and spending.  As described above the economic substance behind our decision to exclude such items relates either to these charges being non-cash in nature or to the one-time nature of the events.  Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for gross margin; research and development expenses; selling, general and administrative expenses; operating income; net income and diluted earnings per share determined in accordance with GAAP.  There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance.  Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2008	2007	2008	2007
Net sales	$192,166	$252,600	$730,044	$775,319
Cost of sales	87,379	99,553	297,507	309,015
Gross profit	104,787	153,047	432,537	466,304

Operating expenses:
Research and development	26,973	30,306	89,868	89,358
Selling, general and administrative	36,840	43,501	127,882	130,250
Special charges	500	-	500	26,763
	64,313	73,807	218,250	246,371

Operating income	40,474	79,240	214,287	219,933
Other income and expense, net	(18,743)	12,037	(5,959)	42,231
Income before income taxes	21,731	91,277	208,328	262,164
Income taxes	(51,438)	11,153	(17,663)	41,068

Net income	$73,169	$80,124	$225,991	$221,096

Basic net income per share	$0.40	$0.39	$1.23	$1.02
Diluted net income per share	$0.40	$0.38	$1.20	$1.00

Basic shares used in calculation	181,963	207,002	183,414	216,046
Diluted shares used in calculation	183,999	211,337	187,661	221,097

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS

	December 31, 2008	March 31, 2008
	(Unaudited)

Cash and short-term investments	$1,397,611	$1,324,790
Accounts receivable, net	78,557	138,319
Inventories	136,509	124,483
Other current assets	128,255	130,138
Total current assets	1,740,932	1,717,730

Property, plant & equipment, net	543,705	522,305
Long-term investments	76,332	194,274
Other assets	86,174	77,998

Total assets	$2,447,143	$2,512,307

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other accrued liabilities	$77,323	$95,640
Deferred income on shipments to distributors	98,421	95,441
Total current liabilities	175,744	191,081

Convertible debentures	1,148,975	1,150,128
Long-term income tax payable	68,637	112,311
Deferred tax liability	33,980	21,460
Other long-term liabilities	1,283	1,104

Stockholders' equity	1,018,524	1,036,223

Total liabilities and stockholders' equity	$2,447,143	$2,512,307

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
(in thousands except per share amounts and percentages)

RECONCILIATION OF GROSS PROFIT TO NON-GAAP GROSS PROFIT
	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Gross profit, as reported	$104,787	$153,047	$432,537	$466,304
Share-based compensation expense	967	1,555	4,645	4,638
Hampshire- related acquired inventory valuation costs and intangible asset amortization	308	-	308	-
Non-GAAP gross profit	$106,062	$154,602	$437,490	$470,942
Non-GAAP gross profit percentage	55.2%	61.2%	59.9%	60.7%

RECONCILIATION OF RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP
RESEARCH AND DEVELOPMENT EXPENSES
	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Research and development expenses, as reported	$26,973	$30,306	$89,868	$89,358
Share-based compensation expense	(2,948)	(2,729)	(8,023)	(7,824)
Non-GAAP research and development expenses	$24,025	$27,577	$81,845	$81,534
Non-GAAP research and development expenses as a percentage of net sales	12.5%	10.9%	11.2%	10.5%

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Selling, general and administrative expenses, as reported	$36,840	$43,501	$127,882	$130,250
Share-based compensation expense	(4,250)	(4,073)	(11,689)	(11,699)
Hampshire-related intangible asset amortization	(128)	-	(128)	-
Non-GAAP selling, general and administrative expenses	$32,462	$39,428	$116,065	$118,551
Non-GAAP selling, general and administrative expenses as a percentage of net sales	16.9%	15.6%	15.9%	15.3%

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RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Operating income, as reported	$40,474	$79,240	$214,287	$219,933
Share-based compensation expense	8,165	8,357	24,357	24,161
Hampshire-related acquired inventory valuation costs and intangible asset amortization	436	-	436	-
Special charge – Hampshire in-process R&D	500	-	500	-
Special charge – sale of Fab 3	-	-	-	26,763
Non-GAAP operating income	$49,575	$87,597	$239,580	$270,857
Non-GAAP operating income as a percentage of net sales	25.8%	34.7%	32.8%	34.9%

RECONCILIATION OF NET INCOME AND DILUTED NET INCOME PER SHARE TO
NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE
	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Net income, as reported	$73,169	$80,124	$225,991	$221,096
Share-based compensation expense, net of tax effect	6,711	6,811	19,973	19,398
Hampshire-related acquired inventory valuation costs and intangible asset amortization, net of tax effect	358	-	358	-
Special charge – Hampshire in-process R&D, net of tax effect	411	-	411	-
Special charge – sale of Fab 3, net of tax effect	-	-	-	16,459
Loss on trading securities, net of tax effect	11,852	-	11,852	-
R&D tax credit reinstatement	(1,470)	-	(1,470)	-
Tax benefit related to IRS settlement and clarification in tax regulations	(49,847)	-	(49,847)	-
Tax benefit on resolution of foreign tax matter	-	(5,733)	-	(5,733)
Non-GAAP net income	$41,184	$81,202	$207,268	$251,220
Non-GAAP net income as a percentage of net sales	21.4%	32.1%	28.4%	32.4%

Diluted net income per share, as reported	$0.40	$0.38	$1.20	$1.00
Share-based compensation expense, net of tax effect	0.04	0.04	0.12	0.10
Hampshire-related acquired inventory valuation costs and intangible asset amortization, net of tax effect	-	-	-	-
Special charge – Hampshire in process R&D, net of tax effect	-	-	-	-
Special charge – sale of Fab 3, net of tax effect	-	-	-	0.07
Loss on trading securities, net of tax effect	0.07	-	0.07	-
R&D tax credit reinstatement	(0.01)	-	(0.01)	-
Tax benefit related to IRS settlement and clarification in tax regulations	(0.27)	-	(0.26)	-
Tax benefit on resolution of foreign tax matter	-	(0.03)	-	(0.03)
Non-GAAP diluted net income per share	$0.23	$0.39	$1.12	$1.14

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Microchip Technology
Reports Third Quarter
Fiscal Year 2009 Results

Conference Call and Updates:

Microchip will host a conference call today January 29, 2009 at 5:00 p.m. (Eastern Time) to discuss this release.  This call will be simulcast over the Internet at www.microchip.com.  The webcast will be available for replay until February 5, 2009.

A telephonic replay of the conference call will be available at approximately 7:00 p.m. (Eastern Time) January 29, 2009 and will remain available until 5:00 p.m. (Eastern Time) on February 5, 2009.  Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 3424864.

Cautionary Statement:

The statements in this release relating to taking actions to moderate expense levels and adjust capacity, reducing or eliminating discretionary expenses, continuing actions to reduce our production levels, moderating inventory growth, lowering our production levels, implementing various other actions to reduce operating expenses, positioning Microchip to emerge from this economic downturn stronger than our competition, maintaining our focus on product and technology development activities, demand creation initiatives and driving internal efficiencies, continuing to expand our market share in our strategic product lines, continuing to gain market share and traction in the 16-bit product line, taking actions that over time should adjust our inventory levels to be more in line with our recent history, continued strong interest in our products, our internal revenue plan for the March quarter, and the statements containing our GAAP and non-GAAP financial information (as applicable) for our internal planning for the quarter ending March 31, 2009 with respect to revenue, gross margins, operating expenses, tax rate, earnings per diluted share and capital expenditures for the March quarter and fiscal 2009 and fiscal 2010 are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to:  changes in demand or market acceptance of our products and the products of our customers due to difficulties in the market, liquidity and credit concerns or other factors; uncertainties resulting from the current adverse economic environment in the U.S. and other countries in which we do business, the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the

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Microchip Technology
Reports Third Quarter
Fiscal Year 2009 Results

level of sell-through of our products through distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; the impact of any acquisitions we may make including our announced intention to acquire Atmel Corporation; disruptions in our business or the businesses of our customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's SEC filings on Forms 10-K and 10-Q.  You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made.  Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this January 29, 2009 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller and analog semiconductors, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide.  Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality.  For more information, visit the Microchip Web site at www.microchip.com.

The Microchip name and logo, PIC, dsPIC, MPLAB, and UNI/O are registered trademarks of Microchip Technology Incorporated in the USA and other countries.  PICkit, and mTouch are trademarks of Microchip Technology Incorporated.  All other trademarks mentioned herein are the property of their respective companies.

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